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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ALTIGEN COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ALTIGEN COMMUNICATIONS, INC.

Notice of Annual Meeting of Stockholders
To Be Held on March 11, 2010

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the Annual Meeting) of AltiGen Communications, Inc. (AltiGen), a Delaware corporation, will be held on March 11, 2010 at 10:00 a.m., local time, at our principal executive offices, located at 410 East Plumeria Drive, San Jose, California 95134, for the following purposes:

          1.     To elect two Class II directors to serve for a three-year term, each expiring on the date on which our Annual Meeting of Stockholders is held in 2013.

          2.     To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2010.

          3.     To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only holders of record of AltiGen common stock on the close of business on January 12, 2010 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

        You are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the self-addressed, postage-prepaid envelope enclosed for that purpose. Your shares will be voted in accordance with the instructions you give on the proxy. You can attend the Annual Meeting and vote in person even if you have returned a proxy. Please note, however, that if your shares are held in street name by a broker, bank or other nominee and you wish to attend the Annual Meeting and vote in person you must obtain a proxy issued in your name from the holder of record.

                      By Order of the Board of Directors

                      Philip M. McDermott
                       Chief Financial Officer and Secretary

San Jose, California
January 26, 2010

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the self-addressed, enclosed envelope, which requires no postage if mailed in the United States.

ALTIGEN COMMUNICATIONS, INC.

PROXY STATEMENT

        Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on March 11, 2010. The Proxy Statement and Annual Report to Stockholders is/are available at www.envisionreports.com/atgn.

Introduction

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of AltiGen Communications, Inc. ("AltiGen" or the "Company") for use at the Annual Meeting of Stockholders to be held on March 11, 2010 at 10:00 a.m., local time (the "Annual Meeting"), or at any and all adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices located at 410 East Plumeria Drive, San Jose, California 95134. Our telephone number is (408) 597-9000.

        These proxy solicitation materials were mailed on or about January 27, 2010 to all stockholders of record entitled to vote at the Annual Meeting.

Record Date and Voting Securities

        Only stockholders of record on the close of business on January 12, 2010 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, 16,429,355 shares of our common stock were issued and outstanding and held of record by approximately 77 stockholders, including the Depository Trust Company of New York which holds shares of our common stock on behalf of an indeterminate number of beneficial owners. No shares of our preferred stock were outstanding as of the Record Date. A list of those stockholders will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for ten (10) days before the Annual Meeting, during ordinary business hours, at our headquarters located at 410 East Plumeria Drive, San Jose, California 95134.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use:

  •
  by delivering to our secretary a written notice of revocation;

  •
  by delivering to our secretary a duly executed proxy bearing a later date; or

  •
  by attending the Annual Meeting and voting in person.

        Attendance at the Annual Meeting will not, in and of itself, revoke a proxy.

Voting and Discretionary Voting

        Properly executed proxies received prior to the meeting, and not subsequently revoked in the manner described above, will be voted in accordance with the instructions on such proxies. Where no instructions are given, proxies will be voted FOR the director nominees described herein, FOR the ratification of the auditors, and with respect to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

        You are entitled to one vote for each share of common stock held on all matters presented at the Annual Meeting. You do not have the right to cumulate votes in the election of directors. Voting instructions are included on the proxy or voting instruction card.

Solicitation

        This solicitation of proxies is made by the Board of Directors of AltiGen, and all costs associated with soliciting proxies will be borne by AltiGen. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.

Quorum; Abstentions; Broker Non-Votes

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding and entitled to vote at the meeting as of the record date. All shares represented at the meeting, whether in person or by proxy, will be counted for the purpose of establishing a quorum.

        While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions (including "withheld votes"), we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares present and entitled to vote with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner, which we believe to be in accordance with Delaware law. Accordingly, abstentions will have the same effect as a vote against a proposal.

        Under certain rules, if a broker holds shares in its name and does not receive voting instructions from the stockholder, the broker has discretion to vote those shares on certain "routine" matters, including the ratification of the Audit Committee's appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2010. However, on non-routine matters such as the election of directors, the broker must receive voting instructions from the stockholder, as it does not have discretionary voting power for these particular items. So long as the broker has discretion to vote on at least one proposal, these "broker non-votes" are counted toward establishing a quorum. When voted on "routine" matters, broker non-votes are counted toward determining the outcome of that "routine" matter.

Stockholder Nominations and Proposals

        Our Bylaws provide that nominations for the election of directors and business proposed to be brought before any stockholder meeting may be made by the Board of Directors or proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally if such nomination or proposed business is properly brought before the meeting. Any stockholder may nominate one or more persons for election to the Board of Directors at a meeting or propose business to be brought before a meeting of the stockholders, or both, only if such stockholder has given timely notice in proper written form of its intent to make such nomination or nominations or to propose such business. To be timely for an upcoming annual meeting, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than one hundred twenty (120) calendar days prior to the date our proxy statement for the previous year's annual meeting was first mailed to stockholders, plus one year; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made.

Deadlines for Submission of Stockholder Proposals or Nominations

        Stockholders are entitled to present proposals for consideration at future stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission (SEC) and our Bylaws.

        Stockholders wishing to present a proposal or nomination at our 2011 Annual Stockholder Meeting must submit such proposal to us by September 29, 2010 in order to be considered timely and whether or not such proposal or nomination is intended to be included in our proxy for the 2011 Annual Stockholder Meeting.

Appraisal Rights

        Our stockholders have no appraisal rights under Delaware law with respect to these proposals.

        Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on March 11, 2010.

        The Proxy Statement is available for registered holders to view at www.envisionreports.com/atgn. The Proxy Statement is available for street holders to view at www.edocumentview.com/atgn. You may find our SEC filings, including our annual reports on Form 10-K, on our Investor Relations Web site at http://www.easyir.com/easyir/home.do?easyirid=C9C5AF2BDE7D2AFB&version=live.

        Stockholders will be able to obtain copies of the annual meeting materials, including the proxy statement, notice of annual meeting, form of proxy and annual report to stockholders for future annual meetings by visiting http://www.altigen.com or sending an e-mail to ir@altigen.com.

 PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

        Pursuant to our Bylaws, our Board of Directors is divided into three (3) classes. The directors are elected to serve staggered three-year terms, such that the term of one class of directors expires each year. We currently have five (5) directors divided among the three classes as follows: Class I—Tacheng Chester Wang and Alan Howe; Class II—Mike Mon Yen Tsai and Jeremiah J. Fleming; and Class III—Gilbert Hu. The current term of the Class II directors expires at the Annual Meeting. Two (2) Class II directors are to be elected at the Annual Meeting, each for a three-year term ending at the Annual Meeting in 2013 or when his successor is duly elected and qualified.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the two (2) Class II nominees named below. In the event that such nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the remaining members of the Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board is not aware of any nominees who are unable or unwilling to serve as a director.

Vote Required

        The two Class II nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED BELOW.

        Listed below are the names, ages and certain information relating to the director nominees as of September 30, 2009 as well as the other incumbent directors whose terms continue.

Name of Nominee	Age	Position With the Company	Director Since	Term Expires
Nominee for Class II Director:
Mike Mon Yen Tsai(1)(2)(3)	59	Director	2004	2013
Jeremiah J. Fleming	52	President, Chief Operating Officer and Director	2007	2013
Directors Whose Terms Continue:
Class I
Tacheng Chester Wang(1)(2)	62	Director	2003	2012
Alan B. Howe(1)	48	Director	2009	2012
Class III
Gilbert Hu	53	Chief Executive Officer and Director	1994	2011

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating and Corporate Governance Committee

Nominee for Class II Directors

        Mike Mon Yen Tsai has been a member of the Board of Directors of AltiGen since July 2004. Since September 2005, Mr. Tsai has served as the Chairman and CEO of UpperVision, Inc., a pioneer in enterprise security policy management. Since August 1995, Mr. Tsai has also served as the Chairman of Salutron, Inc., a consumer electronics company. From February 2004 to July 2004, Mr. Tsai served as the General Manager and Executive Vice President of Verisity, Ltd, an electronics design automation company. From January 1997 to February 2004, Mr. Tsai served as the President and Chief Executive Officer of Axis Systems, Inc., an electronics design automation company. Mr. Tsai is also an active investor in emerging growth companies. Mr. Tsai received a Ph.D. from University of Illinois at Urbana-Champaign in Electrical Engineering in 1978.

        Jeremiah J. Fleming is currently President and Chief Operating Officer. Mr. Fleming has been a member of the Board of Directors of AltiGen since July 2007. From March 1997 to March 2007, Mr. Fleming has served as a member of the executive management team of Interactive Intelligence, Inc. When Interactive Intelligence launched its Vonexus subsidiary in 2004 to focus on Microsoft-based IP communications solutions, Mr. Fleming was appointed President of Vonexus. In that role, he was responsible for corporate strategy, management, business development and overall financial performance. Mr. Fleming originally joined Interactive Intelligence, Inc. as Vice President of Sales in 1997 to drive the inaugural launch of the company's enterprise communications software. Following Interactive Intelligence's initial public offering in 1999, Mr. Fleming was promoted to Executive Vice President of Sales for the Americas, Europe, Middle East and Africa. Previously, he spent five years at Software Artistry Inc. in various management positions, including Vice President, Domestic Sales from January 1995 to February 1997. Mr. Fleming holds a B.A. and an M.B.A. from the University of Missouri.

Directors Whose Terms Continue

Class I Directors

        Tacheng Chester Wang has served as a member of the Board of Directors of AltiGen since October 2003. In April 2000, Mr. Wang co-founded Acorn Campus, LLC, a $100 million incubator/venture fund, where he currently serves as a general partner. Mr. Wang is also a founding member of Acorn Angels, an investor development support conglomerate. From April 1984 to April 2000, Mr. Wang served as the Chairman of Pacific Rim Financial Corp., a real estate development company. Mr. Wang received a B.S. in Physics from Tsinghua University in Taiwan and a Ph.D. in Physics from the University of Oregon.

        Alan B. Howe has been a member of the Board of Directors of AltiGen since April 2009. Mr. Howe is currently Managing Partner of Broadband Initiatives, LLC and oversees the firm's operations. Mr. Howe also serves as Managing Director at B. Riley & Co., LLC, in their Corporate Governance Advisory Services Group in Los Angeles. Mr. Howe is also a member of the board of directors of Ditech Networks (Nasdaq: DITC), Co-Chairman of Selectica, Inc. (Nasdaq: SLTC) and Chairman of Proxim Wireless (OTCQX: PRXM). In addition, Mr. Howe serves on a number of private boards. From the period beginning May of 2005 to October of 2008, Mr. Howe also served as Vice President of Strategic Development for Covad Communications Group, Inc., a nationwide provider of integrated voice and data communications. From April 1995 to April 2001, Mr. Howe served as the Vice President of Finance and Corporate Development and Chief Financial Officer of Teletrac, Inc. Previously, Mr. Howe worked in several positions with Sprint Corporation, including Director of Corporate Development, and as Assistant Vice President for Manufacturers Hanover Trust (now JP Morgan). Mr. Howe holds a B.S. in Business Administration and Marketing from the University of Illinois, and an MBA in Finance from Indiana University's Kelley Graduate School of Business.

Class III Director

        Gilbert Hu founded AltiGen Communications, Inc. in May 1994. Mr. Hu has been Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in May 1994. Prior to AltiGen, Mr. Hu was founder, President and CEO of Centrum Communications, a pioneer in the remote networking industry, which was acquired by 3Com Corporation in early 1994. Mr. Hu has also served in technical and managerial roles at Vitalink Corporation, Convergent Technologies, and Luxcom. Mr. Hu earned an M.S. in Electrical Engineering from Arizona State University and received a B.S. in Electrical Engineering from National Chiao-Tung University in Taiwan.

Director Nomination

        Criteria for Board Membership.    In selecting candidates for appointment or re-election to the Board, the Nominating and Corporate Governance Committee (the "Nominating Committee") considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to ensure that at least a majority of the directors are independent within the meaning of Rule 5605 of the Nasdaq Marketplace Rules (the "Rules"), that members of the Company's audit committee meet the financial literacy and sophistication requirements under the Rules and at least one of them qualifies as an "audit committee financial expert" under the rules of the SEC. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, and willingness to devote adequate time to Board duties.

        Stockholder Nominees.    The Nominating Committee will consider written proposals from stockholders for nominees for director, provided such proposals meet the requirements described herein and in our Bylaws. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company at our principal executive offices, located at 410 East Plumeria Drive, San Jose, California 95134, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company's common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee. All such items should be submitted in the time frame described in the Bylaws of the Company and under the caption, "Deadlines for Submission of Stockholder Proposal or Nominations" above.

        Process for Identifying and Evaluating Nominees.    The Nominating Committee believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will renominate incumbent directors who continue to qualify for Board service and remain willing to serve as directors. If an incumbent director chooses not to stand for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee. Director candidates will be selected based on input from members of the Board, senior management and, if the committee deems it appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate's qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate. We have not paid any fees to any third party to assist in identifying or evaluating director candidates. The Nominating Committee will use a similar process to evaluate nominees recommended by stockholders.

Board Meetings and Committees

        Our Board of Directors held a total of four meetings during the fiscal year ended September 30, 2009. The committees of the Board of Directors include an Audit Committee, a Compensation Committee and the Nominating Committee. During the last fiscal year, no director attended fewer than 75% of the sum of the total number of meetings of the Board of Directors and the total number of meetings of the committees upon which that director served, held subsequent to his becoming a director or his appointment to such committee. The independent directors of the Board of Directors periodically meet separately in executive sessions (i.e., without any members of management present) to discuss corporate business and governance. During the last fiscal year, one such executive session was held. While members of our Board of Directors are not required to attend our annual meeting of stockholders, they are encouraged to attend. Last year, Jeremiah J. Fleming attended our annual meeting.

        We have written charters for the Audit Committee, the Compensation Committee, and the Nominating Committee, copies of each are available on our website, free of charge, at www.altigen.com. You can also obtain copies of the charters, free of charge, by writing to us at AltiGen Communications, Inc., 410 East Plumeria Drive, San Jose, CA 95134.

        The Audit Committee currently consists of Messrs. Wang, Tsai and Howe. The Board has determined that each member of the Audit Committee is an "independent director" as defined in Rule 5605 of the Nasdaq Marketplace Rules, as may be modified or supplemented to date. Furthermore, the Board has determined that at least one member of the Audit Committee, Mr. Wang, serves as our audit committee financial expert. The Audit Committee held four meetings during the last fiscal year. The Audit Committee is responsible for retaining our independent auditors, pre-approving all audit and non-audit services provided by AltiGen's auditors, reviewing and discussing with management the results and scope of audit and other services provided by the independent auditors and reviewing the accounting principles and auditing practices and procedures to be used in our financial statements. The Board of Directors adopted an amended and restated charter for the Audit Committee in July 2004.

        The Compensation Committee currently consists of Messrs. Wang and Tsai. Messrs. Wang and Tsai are each considered to be "independent directors" as defined in Rule 5605 of the Nasdaq Marketplace Rules, as may be modified or supplemented to date. The Compensation Committee met four times in the last fiscal year. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of executive officers and other managerial employees. The Compensation Committee also reviews and approves option grants.

        The Nominating Committee currently consists of Mr. Tsai. The Board has determined that Mr. Tsai is considered to be an "independent director" as defined in Rule 5605 of the Nasdaq Marketplace Rules, as may be modified or supplemented to date. The Nominating Committee was formed in July 2004. Prior to such time, the Company did not have a Nominating Committee. The Nominating Committee assists the Board in identifying qualified individuals to become directors, monitors the process to assess Board effectiveness and helps develop and implement the Company's corporate governance guidelines. The Nominating Committee also considers nominees proposed by stockholders. The Nominating Committee met or acted by written consent once in fiscal year 2009.

Communication between Stockholders and Directors

        Stockholders or other interested parties may communicate with any director or committee of the Board by writing to them c/o Investor Relations, AltiGen Communications, Inc., 410 East Plumeria

Drive, San Jose, CA 95134 or by sending an e-mail to ir@altigen.com or by calling the Investor Relations department at (408) 597-9000 ext. 413. Comments or questions regarding the Company's accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors will be referred to members of the Nominating Committee. All appropriate communications will be compiled by our Secretary and submitted to the Board of Directors or an individual director, as appropriate, on a periodic basis.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee during fiscal year 2009 consisted of Messrs. Wang and Tsai. No interlocking relationship existed during fiscal year 2009 between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Director Compensation

        Each of our directors receive $1,000 cash compensation for attending each meeting of the Board of Directors and an additional $1,000 for each committee meeting, and are reimbursed for their reasonable and necessary expenses associated with attendance of such meetings. The table below summarizes the compensation earned by our directors during the fiscal year ended September 30, 2009.

Directors Compensation Table for the Fiscal Year Ended September 30, 2009

Name	Fees Earned or Paid in Cash ($)	Value of Outstanding Option Awards ($)(1)	Value of Stock Awards ($)(1)	Total ($)
Gilbert Hu(3)	4,000	50,954	5,400	60,354
Jeremiah J. Fleming(3)	4,000	120,766	7,200	131,966
Tacheng Chester Wang	8,000	5,937	—	13,937
Mike Mon Yen Tsai	8,000	10,520	—	18,520
Alan B. Howe	4,000	1,150	—	5,150

(1)
These dollar amounts reflect the compensation expenses recognized by our company in fiscal year 2009 for financial statement reporting purposes in accordance with Statement of Financial Accounting Standard No. 123, Share-Based Compensation ("FAS 123R"). These amounts do not represent payments actually received by the directors.

(2)
On July 21, 2009, the Compensation Committee granted common stock to certain of its employees as a bonus in order to retain its valued employees in light of the Company-wide reduction in April of 2009. In connection therewith, each of Messrs. Hu and Fleming received stock awards as bonuses.

(3)
On September 1, 2009, each of the options referenced above were cancelled and exchanged with new options, pursuant to the option exchange program described in that certain Tender Offer Statement on Schedule TO originally filed with the SEC on August 5, 2009, as amended on August 19, 2009 and September 3, 2009 (the "Exchange Offer"). Under the terms of the Exchange Offer, each of the executive officers named above received two types of new options. The first type of new option, called the similar value option, subject to an exchange ratio intended to result in a new option that has a similar accounting value as the eligible option it replaced. Based on the applicable ratio, each similar value option covered fewer shares than the eligible option it replaced. Each similar value option retained the same vesting schedule as the eligible option it replaced, and remained vested to the extent the eligible option it replaced was vested. The second type of new option, called the make-up option, covered just enough shares so that when combined with the number of shares subject to the similar value option, the executive officer will have new options covering the same number of shares as the eligible option they replaced. The make-up options will only vest if and when our common stock price closes at or above $2.50 per share during the term of the make-up option (subject to any acceleration provisions contained in any employment agreement or other similar arrangement with the Company or provided for under the terms of the exchanged option it replaced).

 PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Moss Adams LLP, the Company's independent registered public accounting firm, to audit the Company's consolidated financial statements for fiscal year 2010. Moss Adams LLP has served as the Company's independent registered public accounting firm since fiscal year 2006. At the Annual Meeting, the stockholders are being asked to ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for fiscal year 2010. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of Moss Adams LLP will be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they so desire.

Vote Required

        The affirmative vote of a majority of the total number of shares present and voting, assuming that a quorum has been established, will be required to ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2010.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Moss Adams LLP for the audit of our annual financial statements for the year ended September 30, 2009 and September 30, 2008 and fees billed for other services rendered by Moss Adams LLP during those periods.

Audit and Non-Audit Fee:

	Fiscal Year Ended September 30,
	2009	2008
	(In thousands)
Moss Adams LLP
Audit Fees(1)	$245	$237
Audit-Related Fees(2)	24	40
Tax Fees(3)	24	24
All Other Fees(4)	—	—

Total	$293	$301

(1)
Audit Fees consist of fees related to professional services rendered in connection with the audit of our consolidated annual financial statements, quarterly review of the interim consolidated financial statements included in our Forms 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include consultations concerning financial accounting and reporting standards.

(3)
Tax Fees consist of fees related to professional services rendered for tax compliance and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance and tax planning.

(4)
All Other Fees consist of fees for products and services other than the services reported above. During fiscal 2009 and 2008, Moss Adams LLP did not provide any services other than as described above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval generally is provided for up to one (1) year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Compensation Committee acts on behalf of the board of directors and, by extension, the stockholders of the Company to establish, implement and continually monitor adherence with the Company's compensation philosophy. The Compensation Committee ensures that the total compensation paid to the Company's executive officers is competitive and consistent with the Company's compensation philosophy and the Compensation Committee's charter, a copy of which may be obtained on the Company's website at www.altigen.com. The Compensation Committee generally relies upon management, but may also consider outside compensation consultants to provide information and recommendations to establish specific compensation packages for executives.

Philosophy and Objectives

        AltiGen's executive compensation policies are designed to attract and retain qualified executives who will contribute to its long-term success, to reward executives for achieving AltiGen's financial goals, and to align executive compensation and stockholder interests through equity-based plans. The Compensation Committee believes that strong financial performance, on a sustained basis, is the most certain avenue through which AltiGen can positively affect long-term stockholder return. Furthermore, the Compensation Committee believes that, in order to attract and retain the most qualified executives in the industry, AltiGen's compensation policies must be competitive with other companies of comparable size and in similar industries and must reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentives to executive officers, a portion of their annual compensation is paid as a bonus. The amount of the bonus for each person is determined on the basis of several indicators of corporate performance as outlined below.

Role of Executive Officers in Compensation Decisions

        The Compensation Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all employees.

        The Chief Executive Officer annually reviews the performance of each other executive officer and makes recommendations to the Compensation Committee regarding salary adjustments, annual bonus targets and amounts and annual stock option grants. The Compensation Committee reviews the performance of the Chief Executive Officer. The Compensation Committee decisions are based in part, on these annual performance reviews, including with respect to salary adjustments, annual bonus amounts and annual stock option grants. The Compensation Committee can exercise its discretion to modify any recommendations of the Chief Executive Officer.

Setting Executive Compensation

        Based on the foregoing goals, the Compensation Committee has structured the Company's overall executive compensation in order to make the Company competitive from a compensation standpoint when compared to its peers and to reward strong performance. In order to aid the Compensation Committee in obtaining its objectives, the Compensation Committee relies upon management and may engage an outside compensation consulting firm to provide it with information and recommendations with respect to compensation matters. At this time, the Compensation Committee has not engaged an outside compensation consulting firm to review or advise on the Company's compensation plans or arrangements. The Compensation Committee also considers the Company's overall performance as well as the individual performance of its executive officers when determining cash bonuses and salary adjustments.

        In making compensation decisions, the Compensation Committee gathers and analyzes data and suggestions, including data on the compensation peer group of publicly-traded and privately-held technology companies. This peer group consists of companies against which the Compensation Committee believes the Company must compete for talent and for stockholder investment.

        While AltiGen typically competes with many larger companies for executive talent, the Compensation Committee maintains total compensation at levels appropriate for a company of its size. The Compensation Committee believes that the potential for increase in the value of the equity underlying the Company's stock option grants creates a powerful incentive for its employees when compared to the awards issued by larger companies.

2009 Executive Compensation Components

        For the fiscal year ended September 30, 2009, the principal components of compensation for named executive officers were:

  •
  Base salary;

  •
  Cash bonus;

  •
  Stock option grants;

  •
  Retirement and other benefits; and

  •
  Perquisites and other benefits.

Base Salary

        The Compensation Committee reviews each executive officer's base salary annually. The Compensation Committee believes that executive salaries must be sufficiently competitive to attract and retain key executives. Base pay and annual increases are determined (A) primarily through an analysis of each individual's salary and total target compensation relative to salaries for similar positions within AltiGen and peer companies and (B) to a lesser extent, through a subjective analysis of each individual's contributions to AltiGen's success.

        Salary levels are typically considered annually as part of AltiGen's performance review process. Stock price performance has not been a factor in determining annual base salary compensation because the price of the Company's common stock is subject to a variety of factors outside our control.

Cash Bonus

        AltiGen's executive bonus plan provides for incentive compensation to some but not all of its executive officers and other key employees and will be determined by a percentage of AltiGen's revenue or accounts receivable collected. Individual performance is measured based on goals related to each person's function within the organization. Bonuses generally are awarded to executives if AltiGen meets or exceeds prescribed revenue objectives. If AltiGen fails to meet these objectives, awards may be significantly reduced or even eliminated if minimum thresholds are not achieved. Conversely, if AltiGen overachieves these objectives, awards may be significantly increased above target thresholds. In the fiscal year ended September 30, 2009, the Compensation Committee established a total 2009 target incentive bonus amount ("Target Bonus") for three of AltiGen's executive officers (including the CEO). The Target Bonus ranged from 0.44% to 0.88% of annual target revenue. The Compensation Committee used AltiGen's historical data to determine target bonuses and award actual bonuses. Bonus pay ranges from monthly to quarterly. Bonus targets are established at the beginning of the year.

Long-Term Incentive Compensation—Stock Option Grants

        AltiGen's option plans provide for long-term incentive compensation for employees of AltiGen, including executive officers. Grants under our equity compensation programs enable the Company to:

  •
  Enhance the link between the creation of stockholder value and long-term executive incentive compensation;

  •
  Provide an opportunity for increased equity ownership by executives; and

  •
  Maintain competitive levels of total compensation, thereby helping AltiGen to attract and retain valuable executives.

        AltiGen currently grants equity awards to executive officers in the form of stock options. The Compensation Committee continues to choose stock options as AltiGen's equity compensation vehicle because stock options provide high incentives to build stockholder value. Stock options have value only if the fair market value of AltiGen's common stock increases, thereby aligning the interests of executive officers and stockholders and providing incentives to maximize stockholder value. Further, stock options granted to executive officers generally vest over four years. This vesting schedule not only encourages the executive officers to remain with AltiGen over that period of time, but also encourages the executive officers to build value that can be sustained over time.

        Stock option awards are granted at the Compensation Committees' meetings throughout the year and are determined by the Compensation Committee in its sole discretion. Continuing executive officers generally receive annual stock option grants at the meeting in the second quarter of the year; however, when appropriate throughout the year, the Compensation Committee grants new hire options, promotion options and, if it feels it is appropriate, additional supplemental option grants. In July of 2009, the Compensation Committee granted common stock to certain of its employees as a bonus in order to retain its valued employees in light of the Company-wide salary reduction in April of 2009. During fiscal year 2009, Messrs. Wang and Tsai served on the Compensation Committee, which held 4 meetings over the course of the year. The Compensation Committee considers recommendations by management with respect to grants to newly hired or promoted executives at the first meeting following such employee's hire or promotion, as the case may be. The Compensation Committee may make grants at other times in connection with employee retention or otherwise.

        Stock options are awarded at an exercise price equal to the closing price of AltiGen's common stock on the date of the grant. The Compensation Committee has never granted options with an exercise price that is less than the closing price of AltiGen's common stock on the grant date. AltiGen has no program or practice to time option grants in connection with the release of material non-public information.

        Options generally vest over multiple years, which provides incentives for the executive officers to remain with AltiGen. The number of options the Compensation Committee grants to each officer and each option's vesting schedule are determined based on a variety of factors, including (1) the executive's position at AltiGen, (2) his or her individual performance as assessed by the Chief Executive Officer in his annual review and by the Compensation Committee with respect to the Chief Executive Officer's performance, and (3) other factors, including independent equity compensation survey data.

        Vesting ceases upon termination of employment, and the vested stock options may generally be exercised for three months following the date of termination. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. At this time, AltiGen has not adopted stock ownership guidelines with respect to the executive officers or otherwise. AltiGen has an insider trading policy that prohibits, among other things, short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to AltiGen's common stock.

Retirement and Other Benefits

        All employees in the United States, including our executive officers, are eligible to participate in the our 401(k) plan, medical and dental insurance, employee stock purchase plan, as well as our life and disability insurance policy. The 401(k) plan and other generally available benefit programs allow AltiGen to remain competitive for employee talent, and we believe that the availability of such benefit programs enhances employee loyalty and productivity. The benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare and financial protection for retirement. These benefit programs typically do not factor into decisions regarding executive compensation packages.

Profit Sharing Plan

        AltiGen also maintains a profit-sharing plan. The employee profit-sharing plan has been established to share with each employee, including executive officers, the rewards of a profitable company. The profit sharing pool will consist of approximately ten percent (10%) of our quarterly profit from operations before taxes.

Perquisites and Other Personal Benefits

        AltiGen does not provide perquisites and other personal benefits.

Compensation of the Chief Executive Officer

        The Compensation Committee determines the CEO's compensation following criteria similar to those used to determine the compensation for our other executive officers. Our CEO is the person most responsible for AltiGen's overall performance and as such a greater portion of his potential compensation is tied to the financial performance of AltiGen.

Severance and Change of Control Protection

        We believe that severance protections can play a valuable role in retaining and attracting executive officers. For this reason, in March 2009, we entered into employment agreements with Gilbert Hu, our Chairman and Chief Executive Officer, and Philip McDermott, our Chief Financial Officer and in December 2007, we had entered into an employment agreement with Jeremiah J. Fleming, our President and Chief Operating Officer. These agreements are described in more detail in "Potential Payments Upon Termination or Change of Control" below. Through these agreements, AltiGen provides severance compensation in the form of severance pay, continued payment of health care premiums and acceleration of outstanding equity awards if the executive's employment is terminated under certain conditions, including a termination without cause or for good reason. The Compensation Committee believes these arrangements are necessary to ensure that these three senior executives are focused on AltiGen's goals and objectives as well as the best interests of stockholders rather than potential personal economic exposure under these particular circumstances.

        In addition, the agreements provide some benefits in connection with a change of control, including that each of the executive's stock options will vest immediately upon a change of control and that if any "golden parachute" excise taxes are triggered in connection with the change of control, AltiGen will "gross-up" the executives for this tax liability, so that the executive retains the same amount of value as if the excise tax had not been applied. We recognize that it is possible that AltiGen may be involved in a transaction involving a change of control, and that this possibility could result in the departure or distraction of our executives to the detriment of our business. We also recognize that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment of our executive officers. To allow our executives to focus solely on making decisions that are in the best interests of our stockholders in the event of a possible, threatened, or pending change of control, and to encourage them to remain with AltiGen despite the possibility that the change of control might affect them adversely, we have provided these three executives with protection from change of control-related excise taxes and with option acceleration, which also provides these executives with an incentive to maximize the value of our common stock upon a change of control for the benefit of all stockholders.

Accounting and Tax Implications

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code imposes limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid to certain executive officers in a taxable year. Compensation in excess of $1 million may only be deducted if it is "performance-based compensation" within the meaning of the Code. For fiscal year 2009, AltiGen's stock options and bonuses did not qualify as performance-based compensation and therefore counted toward the $1 million limit. For fiscal year 2009, the compensation paid to the executive officers did not exceed $1 million and therefore was fully deductible to AltiGen.

        The Compensation Committee currently intends to continue to consider the advisability of qualifying its executive compensation as performance-based compensation for purposes of Code Section 162(m) deductibility. To the extent we determine it is in the best interests of AltiGen, we may in the future seek to qualify certain compensation paid to the executive officers as performance-based compensation. Currently, the Compensation Committee believes that the total compensation paid by AltiGen will not affect the tax deductions available to it with respect to the compensation of any of its executive officers.

Accounting for Stock-Based Compensation

        Beginning on October 1, 2005, the Company began accounting for stock-based payments in accordance with the requirements of SFAS 123(R).

Compensation of Executive Officers

        The following table sets forth the compensation paid by AltiGen during the past fiscal year to (i) the chief executive officer, (ii) the chief financial officer, and (iii) each of the three most highly compensated executive officers (or such lesser number of executive officers as AltiGen may have) of AltiGen not serving as chief executive officer and (iv) up to an additional two individuals that would have been included under item (iii) but for the fact that the individuals were not serving as executive officers as of the end of AltiGen's fiscal year, all of whom are collectively referred to as the "Named Officers."

Summary Compensation Table for the Fiscal Year Ended September 30, 2009

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Gilbert Hu	2009	188,754	114,609	50,954	—	5,400	359,717
Chairman of the Board and	2008	187,000	121,027	71,853	—	—	379,880
Chief Executive Officer	2007	150,000	103,122	50,264	764	—	304,150
Jeremiah J. Fleming	2009	185,000	155,527	120,766	—	7,200	468,493
President, Chief Operating	2008	187,500	163,214	223,456	—	—	574,170
Officer and Director	2007	75,000	54,591	108,061	—	—	237,652
Philip M. McDermott	2009	185,000	77,581	46,907	—	7,200	316,688
Chief Financial Officer	2008	187,500	79,227	64,690	—	—	331,417
	2007	150,000	62,199	37,698	764	—	250,661

(1)
The amounts shown in this column represent the share-based compensation expense the Company recognized, in our Consolidated Statement of Operations for fiscal years 2009, 2008 and 2007, in conformity with SFAS 123(R). The amounts shown here do not represent actual payments received by the Named Officer. Instead, the amounts shown are the aggregate expense recognized for financial statement reporting purposes in 2009, as determined pursuant to SFAS 123R.

(2)
Non-Equity Incentive Plan Compensation includes profit sharing paid to the above Named Officers. The employee profit sharing plan has been established to share with each employee the rewards of a profitable company. The profit sharing pool will consist of approximately ten percent (10%) of AltiGen's quarterly profit from operations before taxes.

(3)
All other compensation includes issuance of common stock as a bonus. The awards granted to the Named Officers in fiscal year 2009 fully vested on date of grant. Additionally, the recipient did not pay a purchase or exercise price. We recorded stock-based compensation cost for these stock award bonuses based on the closing fair market value of the Company's common stock on the date of grant.

Stock Options Granted in the Fiscal Year Ended September 30, 2009

        The following table sets forth certain information with respect to stock options granted to the Named Officers in the fiscal year ended September 30, 2009.

Grants of Plan-Based Awards

Name	Grant Date	Number of Shares of Stock Awards Granted (#)(1)	Number of Securities Underlying Options Granted (#)(2)	Exercise of Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)(3)
Gilbert Hu	9/1/2009		400,000	0.86	50,954
	7/21/2009	7,500			5,400
Jeremiah J. Fleming	9/1/2009		400,000	0.86	120,766
	7/21/2009	10,000			7,200
Philip McDermott	9/1/2009		385,871	0.86	46,907
	7/21/2009	10,000			7,200

(1)
On July 21, 2009, the Compensation Committee granted common stock to certain of its employees as a bonus in order to retain its valued employees in light of the Company-wide reduction in April of 2009. In connection therewith, each of Messrs. Hu, Fleming and McDermott received stock award shares as a bonus.

(2)
On September 1, 2009, each of the options referenced above were cancelled and exchanged with new options, pursuant to the option exchange program described in that certain Tender Offer Statement on Schedule TO originally filed with the SEC on August 5, 2009, as amended on August 19, 2009 and September 3, 2009 (the "Exchange Offer"). Under the terms of the Exchange Offer, each of the executive officers named above received two types of new options. The first type of new option, called the similar value option, subject to an exchange ratio intended to result in a new option that has a similar accounting value as the eligible option it replaced. Based on the applicable ratio, each similar value option covered fewer shares than the eligible option it replaced. Each similar value option retained the same vesting schedule as the eligible option it replaced, and remained vested to the extent the eligible option it replaced was vested. The second type of new option, called the make-up option, covered just enough shares so that when combined with the number of shares subject to the similar value option, the executive officer will have new options covering the same number of shares as the eligible option they replaced. The make-up options will only vest if and when our common stock price closes at or above $2.50 per share during the term of the make-up option (subject to any acceleration provisions contained in any employment agreement or other similar arrangement with the Company or provided for under the terms of the exchanged option it replaced).

(3)
The value of option awards is based on the fair value as of the grant date of such award determined pursuant to FAS 123R. The exercise price for all options granted to the Named Executive Officers is 100% of the fair market value of the shares on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of whatever value is placed on a stock option on the grant date, the actual value of the option will depend on the market value of AltiGen's common stock at such date in the future when the option is exercised. The proceeds to be paid to the individual following this exercise do not include the option exercise price.

Outstanding Equity Awards at September 30, 2009

        The following table summarizes the value of options held at September 30, 2009 by our Named Officers. The value of unexercised in-the-money options at September 30, 2009 figures are based on the difference between $1.00, which is the closing price of our common stock as quoted on the NASDAQ Capital Market as of the close of business on September 30, 2009, and each option's per-share exercise price, multiplied by the number of shares issued upon exercise of the option.

	Option Awards
		Number of Securities Underlying Unexercised Options (#)(1)
	Option Grant Date			Option Exercise Price ($)	Option Expiration Date
Name		Exercisable	Unexercisable(*)
Gilbert Hu	07/23/2001	80,000	—	0.780	07/23/2011
	11/11/2002	80,000	—	0.600	11/11/2012
	01/18/2002	30,000	—	0.930	01/18/2002
	09/01/2009	192,962	207,038	0.860	09/01/2019
Jeremiah J. Fleming	09/01/2009	166,811	233,189	0.860	09/01/2019
Philip McDermott	07/23/2001	40,000	—	0.780	07/23/2011
	11/11/2002	46,000	—	0.600	11/11/2012
	09//01/2009	155,807	230,064	0.860	09/01/2019

(1)
Each of these options was granted pursuant to the Company's 1999 and 2009 Stock Option Plan. All such options vest over a four-year period, subject to continued employment with the Company in accordance with the following vesting schedule: 25% of the shares subject to the option shall vest twelve (12) months after the grant date and 1/48th of the shares subject to the option shall vest each month thereafter. The exercise price of each option set forth above was the closing price of our stock on NASDAQ Capital Market on the grant date.

(*)
On September 1, 2009, each of the options referenced above were cancelled and exchanged with new options, pursuant to the option exchange program described in that certain Tender Offer Statement on Schedule TO originally filed with the SEC on August 5, 2009, as amended on August 19, 2009 and September 3, 2009 (the "Exchange Offer"). Under the terms of the Exchange Offer, each of the executive officers named above received two types of new options. The first type of new option, called the similar value option, subject to an exchange ratio intended to result in a new option that has a similar accounting value as the eligible option it replaced. Based on the applicable ratio, each similar value option covered fewer shares than the eligible option it replaced. Each similar value option retained the same vesting schedule as the eligible option it replaced, and remained vested to the extent the eligible option it replaced was vested. The second type of new option, called the make-up option, covered just enough shares so that when combined with the number of shares subject to the similar value option, the executive officer will have new options covering the same number of shares as the eligible option they replaced. The make-up options will only vest if and when our common stock price closes at or above $2.50 per share during the term of the make-up option (subject to any acceleration provisions contained in any employment agreement or other similar arrangement with the Company or provided for under the terms of the exchanged option it replaced). During fiscal year ended September 30, 2009, Mr. Hu, Mr. Fleming and Mr. McDermott held approximately 161,698, 103,694 and 184,724, respectively in make up options.

Potential Payments Upon Termination or a Change of Control

        The amount of compensation and benefits payable to each named executive officer in each termination and Change of Control situation has been estimated in the table below. The closing price of our stock as of the last day prior to our yearly close, September 30, 2009, was $1.00, which was used as the value of our stock in the calculations. No value is attributed to vesting acceleration because the outstanding stock options that would have been subject to acceleration had exercise prices that exceeded our closing price on September 30, 2009. The table below illustrates hypothetical value of benefits under the change of control agreements as if a change in control had occurred on September 30, 2009.

Name	Type of Benefit	Potential Payments in Connection With Termination Without Cause or Termination After Change of Control ($)
Gilbert Hu	—Salary Continuation	200,000
	—Bonus	149,500
	—Vesting Acceleration	—
	—Benefits Continuation	10,491
	—Accrued Vacation Pay	7,356
	—Total(1)	367,347
Jeremiah J. Fleming	—Salary Continuation	200,000
	—Bonus	250,100
	—Vesting Acceleration	—
	—Benefits Continuation	22,754
	—Accrued Vacation Pay	9,808
	—Total(1)	482,662
Philip M. McDermott	—Salary Continuation	100,000
	—Bonus	50,600
	—Vesting Acceleration	—
	—Benefits Continuation	11,377
	—Accrued Vacation Pay	9,589
	—Total(1)	171,566

(1)
The total does not include any amounts due for accrued but unpaid wages or under generally available benefit plans such as AltiGen's 401(k) plan, at the time of any employment termination.

        On March 6, 2009, we entered into an Executive Employment Agreement with Gilbert Hu, Chairman and Chief Executive Officer of the Company, effective as of January 1, 2009. The employment agreement with Mr. Hu provides that, during the term of his employment, Mr. Hu will receive base compensation of $200,000 per year and will be eligible to receive incentive compensation, including bonuses, commission and stock options, based upon factors including, but not limited to, Mr. Hu's performance and the Company's overall performance. Mr. Hu's total target compensation is $349,500. The agreement further provides that, if Mr. Hu is terminated by the Company without "cause" or if Mr. Hu resigns for "good reason" (each as defined in the agreement), then Mr. Hu will receive (i) a lump sum payment equal to his base salary and any approved incentive compensation for twelve (12) months, (ii) full accelerated vesting with respect to the shares subject to Mr. Hu's then outstanding, unvested equity awards and (iii) reimbursement of premiums paid for continued health benefits for Mr. Hu (and any eligible dependents) under the Company's health plans until the earlier of (x) twelve (12) months following the termination date or (y) the date upon which Mr. Hu (and any eligible dependents) become covered under similar plans. In addition, the agreement provides that all of Mr. Hu's stock options will vest upon a "change of control" (as defined in the agreement). In the event of a "change of control" Mr. Hu also will be entitled to a "gross up" for any tax liability that he might owe as a result of the application of golden parachute excise taxes under Sections 280G or 4999, which apply to certain severance payments or benefits made in connection with a change in control of the Company that exceeds certain prescribed limits.

        Effective December 18, 2007, we entered into an employment agreement with Jeremiah J. Fleming, our President and Chief Operating Officer. The agreement provides that, in the event of a change of control of AltiGen immediately after which Mr. Fleming no longer holds the title and responsibilities of President and Chief Operating Officer (or a position of similar title and responsibilities), all of his options immediately will vest and become exercisable. The agreement also provides that, in the event that Mr. Fleming is terminated for any reason, he will be entitled to receive: (a) any unpaid compensation accrued up to the effective date of termination (including accrued bonuses); (b) payment for any accrued but unused vacation; (c) benefits or compensation as provided under the terms of any Company employee benefit and compensation agreements or plans applicable to him; (d) payment of any unreimbursed business expenses required to be reimbursed to him; and (e) continued rights to indemnification under the Company's Certificate of Incorporation, Bylaws, the agreement, or any separate indemnification agreement, as applicable. In addition, if the termination is by the Company without cause or if Mr. Fleming resigns for Good Reason (as defined in the agreement), then he will be entitled to receive (a) a lump sum payment equal to his total compensation for twelve (12) months, (in each case, less applicable tax withholdings), (b) full accelerated vesting with respect to the shares subject to then outstanding, unvested equity awards, and (c) reimbursement for premiums paid for continued health benefits for him (and any eligible dependents) under the Company's health plans until the earlier of (I) twelve (12) months following his termination, payable when such premiums are due (provided he validly elects to continue coverage under COBRA), or (II) the date upon which he and his eligible dependents become covered under similar plans.

        On March 6, 2009, we entered into an Amended and Restated Executive Employment Agreement with Philip McDermott, Chief Financial Officer of the Company, effective as of January 1, 2009, which amends and restates in its entirety that certain Employment Agreement dated June 8, 1999 by and between the Company and Mr. McDermott. The amended and restated agreement provides that, during the term of his employment, Mr. McDermott will receive base compensation of $200,000 per year and will be eligible to receive incentive compensation, including bonuses, commission and stock options, based upon factors including, but not limited to, Mr. McDermott's performance and the Company's overall performance. Mr. McDermott's total target compensation is $301,200. The agreement further provides that, if Mr. McDermott is terminated by the Company without "cause" or if Mr. McDermott resigns for "good reason" (each as defined in the amended and restated agreement), then Mr. McDermott will receive (i) a lump sum payment equal to his base salary and any approved incentive compensation for six (6) months, (ii) full accelerated vesting with respect to the shares subject to Mr. McDermott's then outstanding, unvested equity awards and (iii) reimbursement of premiums paid for continued health benefits for Mr. McDermott (and any eligible dependents) under the Company's health plans until the earlier of (x) six (6) months following the termination date or (y) the date upon which Mr. McDermott (and any eligible dependents) become covered under similar plans. In addition, the amended and restated agreement provides that all of Mr. McDermott's stock options will vest upon a "change of control" (as defined in the amended and restated agreement). In the event of a "change of control" Mr. McDermott also will be entitled to a "gross up" for any tax liability that he might owe as a result of the application of golden parachute excise taxes under Sections 280G or 4999, which apply to certain severance payments or benefits made in connection with a change in control of the Company that exceeds certain prescribed limits.

OPTION EXERCISES AND VALUE REALIZED ON EXERCISE

        During fiscal year ended September 30, 2009, our Named Officers did not exercise any of their vested options.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included above. Based on that review and discussion, the Compensation Committee has recommended to the Company's Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

        This Report is respectfully submitted by the Compensation Committee of the Company's Board of Directors.

The Compensation Committee
Tacheng Chester Wang Mike Mon Yen Tsai

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The following is the report of the Audit Committee with respect to the AltiGen's audited financial statements for the fiscal year ended September 30, 2009. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that AltiGen specifically incorporates such information by reference into such filing.

        Established in June 1999, the Audit Committee makes recommendations to the Board of Directors regarding the selection of the independent registered public accounting firm, pre-approves all audit and non-audit services provided by AltiGen's independent public accountants, reviews and discusses with management the results and scope of audit and other services provided by the independent registered public accounting firm and reviews the accounting principles and auditing practices and procedures to be used in AltiGen's financial statements. Each member of the Audit Committee is an "independent director" as defined in Rule 5605 of the National Association of Securities Dealers' listing standards. Tacheng Chester Wang serves as our audit committee financial expert.

Audited Financial Statements

        The Audit Committee has reviewed and discussed with management the audited financial statements prepared for the fiscal year ended September 30, 2009. In addition, the Audit Committee discussed with Moss Adams LLP, AltiGen's independent registered public accounting firm for the last fiscal year, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1. AU § 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received a letter and other written disclosures from Moss Adams LLP regarding auditor independence required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and discussed with Moss Adams LLP the accounting firm's independence.

        Based on the review and discussions described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements for the last fiscal year be included in AltiGen's Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

The Audit Committee
Tacheng Chester Wang Mike Mon Yen Tsai Alan B. Howe

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of shares of our common stock as of November 23, 2009. The table shows ownership by:

  •
  each person or entity known to us to beneficially own five percent (5%) or more of the shares of our outstanding stock;

  •
  each of our directors;

  •
  each of our Named Officers;

  •
  each nominee for director, if such person is not currently a director or executive officer; and

  •
  all of our directors, executive officers and director nominees as a group.

        This information is based on information received from or on behalf of the named individuals. The column entitled "Options" consists of shares of common stock subject to options exercisable or currently exercisable within 60 days of November 23, 2009, which are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding the options. As of November 23, 2009, AltiGen had 16,188,857 shares outstanding.

        Unless otherwise indicated, the principal address of each of the stockholders below is: c/o AltiGen Communications, Inc., 410 East Plumeria Drive, San Jose, California 95134. Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Options	Percentage of Shares Beneficially Owned
5% Stockholders:
Lloyd I. Miller, III(1)	1,723,421	—	10.6%
4650 Gordon Drive
Naples, FL 34102
Eric D. Wanger(2)	1,618,617	—	10.0%
401 N. Michigan Avenue, Suite 1301
Chicago, IL 60611
Norman H. Pessin(3)	913,873	—	5.6%
366 Madison Avenue, 14th Floor
New York, NY 10017
Directors and Executive Officers:
Gilbert Hu(4)	867,721	389,937	7.6%
Jeremiah J. Fleming	578,905	191,503	4.7%
Philip McDermott	39,693	248,782	1.7%
Mike Mon Yen Tsai	—	50,833	*
Tacheng Chester Wang	—	50,833	*
Alan B. Howe	—	—	*
All directors and executive officers as a group (6 persons)	1,486,319	931,888	14.0%

*
Less than 1%.

(1)
According to a Schedule 13G/A filed with the SEC on February 12, 2009 by Lloyd I. Miller, III, Mr. Miller has sole voting and dispositive power with respect to 1,134,935 reported shares as a manager of a limited liability company that is the general partner of a certain limited partnership and shared voting and dispositive power with respect to 588,486 reported shares as an investment advisor to the trustee of certain family trusts.

(2)
According to a Schedule 13D/A filed with the SEC on October 20, 2009, 1,618,617 shares are held of record by Wanger Long Term Opportunity II, LP ("WLTOF"). Each of WLTOF, Wanger Investment Management, Inc. ("WIM") as an investment portfolio manager for WLTOF, WLTOF GP LLC ("GP") as general partner of WLTOF, and Mr. Wanger as President of WIM and managing member of GP, has shared voting and dispositive power with respect to the shares held by WLTOF. WIM disclaims beneficial ownership of the shares held by WLTOF. GP and Mr. Wanger disclaim beneficial ownership of the shares held by WLTOF except to the extent of any beneficial interest in WLTOF.

(3)
According to a Schedule 13D/A filed with the SEC on September 30, 2009 by Norman H. Pessin and Sandra F. Pessin. Mr. Pessin has sole voting and dispositive power with respect to 774,744 shares of common stock and Sandra F. Pessin has sole voting and dispositive power with respect to 139,129 shares.

(4)
Includes 11,978 shares registered in the name of Mr. Hu's wife May Kuei-Rong Hu, 30,000 shares registered in the name of Mr. Hu's daughter, Michelle Hu, and 99,841 shares registered in the name of Mr. Hu's daughter, Stephanie Hu.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

        The Company has a policy regarding the review and approval of related party transactions. Potential related party transactions are identified through an internal review process and those transactions that are determined to be interested transactions with related parties are submitted for review and approval or ratification by the Audit Committee. In determining whether to approve or ratify an interested transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction. No director shall participate in the approval of an interested transaction for which he or she is a related party, except that the director shall provide all material information concerning the transaction to the Audit Committee.

Employment Contracts

        On March 6, 2009, we entered into an Executive Employment Agreement with Gilbert Hu, our Chairman and Chief Executive Officer, effective as of January 1, 2009. The employment agreement with Mr. Hu provides that, during the term of his employment, Mr. Hu will receive base compensation of $200,000 per year and will be eligible to receive incentive compensation, including bonuses, commission and stock options, based upon factors including, but not limited to, Mr. Hu's performance and our overall performance. Mr. Hu's total target compensation is $349,500. The agreement further provides that, if Mr. Hu is terminated by us without "cause" or if Mr. Hu resigns for "good reason" (each as defined in the agreement), then Mr. Hu will receive (i) payment equal to his base salary and any approved incentive compensation for twelve (12) months, (ii) full accelerated vesting with respect to the shares subject to Mr. Hu's then outstanding, unvested equity awards and (iii) reimbursement of premiums paid for continued health benefits for Mr. Hu (and any eligible dependents) under our health plans until the earlier of (x) twelve (12) months following the termination date or (y) the date upon which Mr. Hu (and any eligible dependents) become covered under similar plans. In addition, the agreement provides that all of Mr. Hu's stock options will vest upon a "change of control" (as defined in the agreement).

        Effective December 18, 2007, we entered into an employment agreement with Jeremiah J. Fleming, our President and Chief Operating Officer. The agreement provides that, in the event of a change of control of AltiGen immediately after which Mr. Fleming no longer holds the title and responsibilities of President and Chief Operating Officer (or a position of similar title and responsibilities), all of his options immediately will vest and become exercisable. The agreement also provides that, in the event that Mr. Fleming is terminated for any reason, he will be entitled to receive: (a) any unpaid compensation accrued up to the effective date of termination (including accrued bonuses); (b) payment for any accrued but unused vacation; (c) benefits or compensation as provided under the terms of any of our employee benefit and compensation agreements or plans applicable to him; (d) payment of any unreimbursed business expenses required to be reimbursed to him; and (e) continued rights to indemnification under our Certificate of Incorporation, Bylaws, the agreement, or any separate indemnification agreement, as applicable. In addition, if the termination is by us without cause or if Mr. Fleming resigns for Good Reason (as defined in the agreement), then he will be entitled to receive (a) a lump sum payment equal to his total compensation for the greater of (i) the period between the effective date of his termination or resignation and April 2, 2009 or (ii) twelve (12) months, (in each case, less applicable tax withholdings), (b) full accelerated vesting with respect to the shares subject to then outstanding, unvested equity awards, and (c) reimbursement for premiums paid for continued health benefits for him (and any eligible dependents) under our health plans until the earlier of (I) twelve (12) months following his termination, payable when such premiums are due

(provided he validly elects to continue coverage under COBRA), or (II) the date upon which he and his eligible dependents become covered under similar plans.

        On March 6, 2009, we entered into an Amended and Restated Executive Employment Agreement with Philip McDermott, our Chief Financial Officer and Secretary, effective as of January 1, 2009, which amends and restates in its entirety that certain Employment Agreement dated June 8, 1999 by and between us and Mr. McDermott. The amended and restated agreement provides that, during the term of his employment, Mr. McDermott will receive base compensation of $200,000 per year and will be eligible to receive incentive compensation, including bonuses, commission and stock options, based upon factors including, but not limited to, Mr. McDermott's performance and our overall performance. Mr. McDermott's total target compensation is $301,200. The agreement further provides that, if Mr. McDermott is terminated by us without "cause" or if Mr. McDermott resigns for "good reason" (each as defined in the amended and restated agreement), then Mr. McDermott will receive (i) payment equal to his base salary and any approved incentive compensation for six (6) months, (ii) full accelerated vesting with respect to the shares subject to Mr. McDermott's then outstanding, unvested equity awards and (iii) reimbursement of premiums paid for continued health benefits for Mr. McDermott (and any eligible dependents) under our health plans until the earlier of (x) six (6) months following the termination date or (y) the date upon which Mr. McDermott (and any eligible dependents) become covered under similar plans. In addition, the amended and restated agreement provides that all of Mr. McDermott's stock options will vest upon a "change of control" (as defined in the amended and restated agreement).

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee during fiscal year 2009 consisted of Messrs. Wang and Tsai. No interlocking relationship existed during fiscal year 2009 between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Code of Business Conduct and Ethics

        Our Board of Directors adopted a Code of Conduct for all of directors, officers and employees on July 26, 2004. Our Code of Conduct is posted on our website at http://www.altigen.com/company_investors-conduct.html. We intend to disclose any amendment to, or waivers of, the provisions of our Code of Conduct that apply specifically to our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions by posting such information on our website.

        A copy of our Code of Conduct is also available upon written request and without charge to any stockholder by writing to: Secretary, AltiGen Communications, Inc., 410 East Plumeria Drive, San Jose, CA 95134.

Executive Officers

        The following table sets forth certain information with regard to our executive officers and their ages as of September 30, 2009:

Name	Age	Position With the Company
Gilbert Hu	53	Chief Executive Officer, Director
Jeremiah Fleming	52	President, Chief Operating Officer, Director
Philip M. McDermott	63	Chief Financial Officer

        Gilbert Hu founded AltiGen Communications, Inc. in May 1994. Mr. Hu has been Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in May 1994. Prior to AltiGen, Mr. Hu was founder, President and CEO of Centrum Communications, a pioneer in the remote networking industry, which was acquired by 3Com Corporation in early 1994. Mr. Hu has also served in technical and managerial roles at Vitalink Corporation, Convergent Technologies, and Luxcom. Mr. Hu earned an M.S. in Electrical Engineering from Arizona State University and received a B.S. in Electrical Engineering from National Chiao-Tung University in Taiwan.

        Jeremiah J. Fleming is currently President and Chief Operating Officer. Mr. Fleming has been a member of the Board of Directors of AltiGen since July 2007. From March 1997 to March 2007, Mr. Fleming has served as a member of the executive management team of Interactive Intelligence, Inc. When Interactive Intelligence launched its Vonexus subsidiary in 2004 to focus on Microsoft-based IP communications solutions, Mr. Fleming was appointed President of Vonexus. In that role, he was responsible for corporate strategy, management, business development and overall financial performance. Mr. Fleming originally joined Interactive Intelligence, Inc. as Vice President of Sales in 1997 to drive the inaugural launch of the company's enterprise communications software. Following Interactive Intelligence's initial public offering in 1999, Mr. Fleming was promoted to Executive Vice President of Sales for the Americas, Europe, Middle East and Africa. Previously, he spent five years at Software Artistry Inc. in various management positions, including Vice President, Domestic Sales from January 1995 to February 1997. Mr. Fleming holds a B.A. and an M.B.A. from the University of Missouri.

        Philip M. McDermott has served as our Chief Financial Officer since June 1999. From October 1995 to May 1999, Mr. McDermott served as Director of Finance for Americas Sales for 3Com Corporation. From October 1994 to October 1995, Mr. McDermott served as Vice President of Finance, Operations and Administration for DAVID Systems, a division of Chipcom Corporation, a public networking company. Chipcom was subsequently acquired by 3Com Corporation. Mr. McDermott received Certified Management Accountant accreditation from The Society of Management Accounting in Montreal, Canada.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, generally requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% owners") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and 10% owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on review of copies of such reports furnished to us and verbal representations that no other reports were required to be filed during the fiscal year ended September 30, 2009, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% owners were met.

 OTHER MATTERS

        We do not know of any other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, or at any and all adjournments or postponements thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
Philip M. McDermott Chief Financial Officer and Secretary

Dated: January 26, 2010

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 2010 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of AltiGen Communications, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Jeremiah Fleming and Philip McDermott, or either of them, as attorney-in-fact, each with full power, on behalf and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders of AltiGen Communications, Inc. to be held on March 11, 2010, at 10:00 a.m., local time, at the Company’s principal executive offices, located at 410 East Plumeria Drive, San Jose, California 95134, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment thereof. THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THIS MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING. . Proxy — ALTIGEN COMMUNICATIONS, INC. CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE SEE REVERSE SIDE

<STOCK#> 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 NNNNNNNNNNNNNNN C 1234567890 J N T 0 2 4 1 5 4 1 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 014R8B 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card . + Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as a community property, both should sign. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR the nominees listed in Proposal 1 and FOR Proposal 2. 1. To elect two (2) directors to serve a term of three years and hold office until his respective successor has been elected and qualified or until his earlier resignation or removal. For Against Abstain 2. To ratify the appointment of Moss Adams LLP as the Company’s Independent registered public accounting firm for the fiscal year ending September 30, 2010. In their discretion, upon such other matter or matters as may properly come before the meeting and any postponement or adjournment thereof. 01 - Mike Mon Yen Tsai For Withhold 02 - Jeremiah J. Fleming

QuickLinks

PROPOSAL ONE ELECTION OF DIRECTORS
Directors Compensation Table for the Fiscal Year Ended September 30, 2009
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Summary Compensation Table for the Fiscal Year Ended September 30, 2009
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS